EXHIBIT 10(N)
G&K SERVICES, INC.
2006 EQUITY INCENTIVE PLAN — FOR CHAIRMAN AND CEO
TERMS OF NON-QUALIFIED
EMPLOYEE STOCK OPTION
Pursuant to your Compensation Statement (the “Compensation Statement”) delivered to you from G&K Services, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company has granted you a non-qualified stock option (the “Option”) pursuant to the terms of the G&K Services, Inc. 2006 Equity Incentive Plan (the “Plan”), and in accordance with your Executive Employment Agreement dated December 22, 2006 (the “Employment Agreement”). A copy of the Plan is enclosed herewith. The terms of your Option are governed by the provisions of the Plan generally and the specific terms of the Employment Agreement. Your Option grant is subject to the following:
1.	Number of Shares Subject to the Option. After your acknowledgment of the Option, the Option entitles you to purchase all or any part of the aggregate number of shares of Class A Common Stock of the Company (the “Common Stock”) set forth in the Compensation Statement as “G&K Stock Option shares,” in accordance with the Plan and the Employment Agreement. You may acknowledge the Option by logging into your account at http://www.melloninvestor.com and selecting the ‘Acknowledge Grant’ button associated with your grant.

2.	Purchase Price. The purchase price of each share of Common Stock covered by the Option shall be the “Exercise Price” set forth in the Compensation Statement.

3.	Exercise and Vesting of Option. The Option is exercisable only to the extent that all, or any portion thereof, has vested. Except as provided in the Employment Agreement , the Option shall vest in three (3) equal installments, such installments to begin on the first anniversary of the “Grant Date” set forth in the in the Compensation Statement and continuing on each of the next two anniversaries thereof (each individually, a “Vesting Date”) until the Option is fully vested. In the event that you cease to be an employee of the Company prior to any Vesting Date, then, except as otherwise specifically provided herein and in the Employment Agreement, that portion of the Option scheduled to vest on such Vesting Date, and all portions of the Option scheduled to vest in the future, shall not vest and all rights to and under such non-vested portions of the Option will terminate.
However, if you (i) shall have reached the age of 59 1/2, (ii) shall have given the Company a written Notice of Termination at least six months in advance of the Date of Termination stated in the Notice, and (iii) thereafter shall retire from your employment with the Company on a Date of Termination that is consistent with such notice, then effective as of that Date of Termination all restrictions on exercise will automatically lapse. The restrictions shall also lapse if you are terminated by the Company without Cause or due to your Disability. Capitalized terms used in this paragraph that are not defined in this agreement are defined in the Employment Agreement.
4.	Term of Option. To the extent vested, and except as otherwise provided in the Employment Agreement, no Option is exercisable after the expiration of ten (10) years from the Grant Date (such date to be hereinafter referred to as the “Expiration Date”).

5.	Method of Exercise. Subject to the terms and conditions set forth herein and in the Plan and the Employment Agreement, the Option may be exercised, in whole or in part, by logging into your account at http://www.melloninvestor.com or calling 1-800-851-1982 and specifying the number of shares to be purchased and by paying in full the Purchase Price for the number of shares of Common Stock with respect to which the Option is exercised. Subject to the provisions of the Plan, such Purchase Price shall be paid in cash and/or in shares of Common Stock of the Company or other property. In addition, you shall, on or about notification to you of the amount due, pay promptly an amount sufficient to satisfy applicable federal, state and local tax requirements. In the event the Option shall be exercised by any person other than you, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. The Company has no obligation to deliver shares or cash upon exercise of the Option until all applicable withholding taxes have been paid or provided for payment and until such shares are qualified for delivery under such laws and regulations as may be deemed by the Company to be applicable thereto. Prior to the issuance of shares of Common Stock upon the exercise of the Option, you will have no rights as a shareholder.

6.	Non Transferability. No stock Option may be transferred, pledged or assigned otherwise than by will or the laws of descent and distribution. An Option may be exercised, during your lifetime, only by you, or by your guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions of the Plan or the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, will be null and void and without effect.

7.	Administration. The agreement and understanding regarding the Stock shall at all times be subject to the terms and conditions of the Plan and the Employment Agreement. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to the terms set forth herein shall be final and binding upon you. In the event of any conflict between the provisions set forth herein and those set forth in the Plan and the Employment Agreement, the provisions of the Plan and the Employment Agreement shall govern and control.

8.	Continuation of Employment. The agreement and understanding regarding the Stock shall not confer upon you, and shall not be construed to confer upon you, any right to continue in the employ of the Company for any period of time, and shall not limit the rights of the Company in its sole discretion, to terminate your employment at any time, with or without cause, for any reason or no reason, or to change your assignment or rate of compensation, consistent with the Employment Agreement.
9.	Adjustment. In the event that the number of shares of Common Stock shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then the Option shall be appropriately adjusted by the Committee, in number of shares or Purchase Price or both to reflect such increase or decrease. In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such shares of Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected.

10.	Withholding. Pursuant to the provisions of the Plan, and as described in greater detail therein, the Company will have the right to withhold from any payments made in connection with the Option, or to collect as a condition of payment or delivery, any taxes required by law to be withheld.

11.	Further Assurances. By accepting the Option, you agree to execute such papers, agreements, assignments, or documents of title as may be necessary or desirable to effect the purposes described herein and carry out its provisions.

12.	Third Party Beneficiaries. Nothing contained herein is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than you and the Company any rights or benefits.

13.	Entire Understanding. The provisions set forth herein and those contained in the Compensation Statement, the Plan, and the Employment Agreement embody the entire agreement and understanding between you and the Company with respect to the matters covered herein, in the Compensation Statement and in the Plan, the Employment Agreement and such provisions may only be modified pursuant to a written agreement signed by the party to be charged.

14.	Governing Law. The agreement and understanding regarding the Option, and its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein.

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